AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

    ARTICLES OF AMENDMENT

    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

    FIRST: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

    SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation (“Articles of Incorporation”), the Board of Directors of the Corporation has duly adopted resolutions authorizing renaming of duly established and allocated series of the Corporation’s stock as follows:

    Old Series Name    New Series Name
    VP Income & Growth Fund    VP Disciplined Core Value Fund

THIRD: These Articles of Amendment shall become effective at 12:01 a.m. on September 25, 2020.

IN WITNESS WHEREOF, AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. has caused these Articles of Amendment to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 9th day of September 2020.

ATTEST:		AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

/s/ Otis H. Cowan		/s/ Charles A. Etherington
Name:	Otis H. Cowan	Name:	Charles A. Etherington
Title	Assistant Secretary	Title:	Senior Vice President

    THE UNDERSIGNED SENIOR VICE PRESIDENT OF AMERICAN CENTURY VARIABLE PORTFOLIOS, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, as to all matters or facts required to be verified under oath, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, those matters and facts, are true in all material respects under the penalties of perjury.

Dated: September 9, 2020	/s/ Charles A. Etherington
Charles A. Etherington, Senior Vice President
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